                            LIMITED POWER OF ATTORNEY

                  FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
                           IN RESPECT OF SECURITIES OF
                       EMPIRE STATE REALTY TRUST, INC. AND
                          EMPIRE STATE REALTY OP, L.P.

The undersigned hereby constitutes and appoints each of Thomas N. Keltner, Jr.,
Larry P. Medvinsky and Jason Myers, or any one of them acting alone, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file any document listed in items
(i) through (vi) below, for the undersigned in the undersigned's name and stead in any and all capacities, in respect of any acquisition, disposition or other change in beneficial ownership of any shares of Class A common stock, $0.01 par value per share or shares of Class B common stock, $0.01 par value per share of
Empire State Realty Trust, Inc. (the "Company") or operating partnership units or LTIP units of Empire State Realty OP, L.P. (the "Operating Partnership"):

        (i)     any Form ID to be filed with the U.S. Securities and Exchange
                Commission (the "SEC");

        (ii)    any Initial Statement of Beneficial Ownership of Securities on
                Form 3 to be filed with the SEC;

        (iii)   any Statement of Changes of Beneficial Ownership of Securities
                on Form 4 to be filed with the SEC;

        (iv)    any Annual Statement of Beneficial Ownership of Securities on
                Form 5 to be filed with the SEC;

        (v)     any Notice of Proposed Sale of Securities on Form 144 to be
                filed with the SEC; and

        (vi)    any certificate, receipt, or other ministerial document in connection therewith.

The undersigned hereby gives full power and authority to the attorney-in-fact, as the undersigned's representative and on the undersigned's behalf, to seek and obtain information on transactions in the Company's or the Operating
Partnership's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

The undersigned acknowledges that:

        (i)     none of the Company, the Operating Partnership or such
                attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Securities
                Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the
                undersigned for profit disgorgement under Section 16(b) of the
                Exchange Act; and

        (ii)    this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's
                obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney.

Date: September 12, 2013                /s/ Lawrence Golub
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